The Gabelli Go Anywhere Trust

One Corporate Center   Rye, New York 10580-1422   1-800-GABELLI   www.gabelli.com

Subscription Application

☐ Individual   ☐ Joint   ☐ Custodial   ☐ Trust   ☐ Partnership/Corporation

***Joint**: will be presumed to be joint tenants with rights of survivorship unless restricted by applicable state law or otherwise indicated.*
***Custodial**: A minor is the beneficial owner of the account with an adult custodian managing the account until the minor comes of age, as specified in the Uniform Gift/Transfer to Minors Act in the minor's state of residence. Please note that both minor's and custodian's social security number must be provided.*
***Trust**: Account is established in accordance with the provisions of a trust agreement. You must provide the following three pages from the trust document: 1-Title Page, 2-Powers Page, 3-Signature Page*
***Partnership/Corporation**: A copy of the certified articles of incorporation or a copy of the partnership agreement must be attached.*

Account Information

Name: ____________________
Name, Minor's Name, Full Trust Name, or Name of Entity

Name: ____________________
Joint Owner, Custodian's Name, Trustee(s), or Authorized Representative

Date of Birth: ________ (Primary Account Owner)   **Date of Birth:** ________ (Joint Owner/Custodian/Trustee)   **Minor's State of Residence:** ________

SSN/TIN: ________ (Primary Account Owner)   **SSN/TIN:** ________ (Joint Owner/Custodian/Trustee/Auth. Rep.)

Addt'l. Joint Owner/Trustee Name/Auth. Rep: ________   **Date of Birth:** ________ (Addt'l. Joint Owner/Trustee/Auth. Rep.)   **SSN/TIN:** ________ (Addt'l. Joint Owner/Trustee/Auth. Rep.)

Address: Your permanent address must be within the United States, an APO/FPO, or in a U.S. Territory.

____
Number   Street   City/Town   State   Zip Code

Phone: Home ________   **Business** ________   **Cell** ________

Email Address: ____________________

Client Identity Verification

(Please provide a copy of a U.S. Government/State-Issued Photo ID for each associated person)

ID Type: ________   **ID Number:** ________

Date of Issue: ________   **Date of Expiration:** ________   **Place of Issue:** ________

☐ **Male**   ☐ **Female**   **Marital Status:** ________   **# of Dependents:** ________

Education Level: ☐ **High School Graduate**   ☐ **College Graduate**   ☐ **Advanced Degree**

Employment Information

☐ **Employed**   ☐ **Self-employed**   ☐ **Unemployed**   ☐ **Retired**

Employer Name: ________   **Employer Address:** ________

Years with Employer: ________   **Nature of Business:** ________

Financial Information

Investment Experience:		☐ None	☐ Limited	☐ Extensive
Annual Income:	☐<$50,000	☐ $50,000-$100,000	☐ $100,001-$250,000	☐>$250,000
Other Investments:	☐<$100,000	☐ $100,000-$200,000	☐ $200,001-$500,000	☐>$500,000
Liquid Net Worth:	☐<$50,000	☐ $50,000-$100,000	☐ $100,001-$250,000	☐>$250,000

Tax Bracket: ☐ less than 25%   ☐ 25%   ☐ 28%   ☐ 33%   ☐ 35%   ☐ other ________

Investment Objective / Risk Tolerance
Capital Preservation: minimize the potential of losing your initial investment
Income: seeking income while recognizing and accepting the risks of income generating investments
Growth: seeking to increase the value of your investments over time while accepting price fluctuations and volatility
Speculation: willing to assume a higher risk of loss in exchange for potentially higher returns
Liquidity Needs: Significant Moderate None
(primary need is liquidity) (may need quick access to cash) (have other sources of cash)
Time Horizon: <1 year 1-3 years 3-5 years 5-10 years 10+
Taxpayer Identification Number Certification
Under penalties of perjury, I certify that:
(1) The number shown on this form is my current taxpayer identification number; and
(2) I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding, or (c) I am exempt from backup withholding.
You must line out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding.
I further certify that I am a U.S. citizen (including a U.S. Resident Alien) and that I am exempt from FATCA reporting.
For a more complete description of the terms and conditions of this offering, please refer to the Fund’s Prospectus.
Minimum investment: $5,000
Purchase of Combination (3 common shares at $20 per share plus 1 Series A Preferred Share at $40)
= $
x $100 per Combination
(Cost for the Purchase of Combinations) (Number of Combinations) (Purchase Price)
I acknowledge receipt of the Fund’s prospectus, and by participating in the offering I agree to be bound by the terms and conditions of the prospectus. I have read and fully understand the terms and conditions of the prospectus and the risks involved with an investment in the Fund. By signing this form, I am certifying that I am of legal age in the state of my residence and that I have the full right, power, and authority to make this investment. I also understand that the common shares and the Series A Preferred Shares will not be tradable as individual securities on a securities exchange such as the NYSE or NYSE MKT until 60 days after the closing of this offering, and prior to such time I will only be able to trade combinations on a securities exchange such as the NYSE or NYSE MKT. I further understand that if I hold my shares directly in my name and not through a broker I will have to contact the fund’s transfer agent to sell my shares and that, in order to sell my shares on an exchange, I will have to have them transferred to a broker, which may result in any desired sale taking at least several days.
To be valid, this form must be signed by an authorized signatory and delivered to the address set forth below. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Please return completed form to: Gabelli Go Anywhere Trust C/O Peter Baldino
One Corporate Center, Rye, NY 10580-1422
Please enclose a check for your initial investment. Make check payable to: Computershare, Escrow Agent for GGO. Do not staple check to the
Subscription Application.
For wire transfer remittances, please call us at 800-GABELLI (800-422-3554). Bank Wire Reference #:
Authorized Signatures If your account is the account of an individual, the individual should sign; if joint owners, all should sign; if a custodian for a minor, the custodian should sign; if a trust, the trustee should sign; if a partnership or corporation, an authorized signatory should sign.
Client Name(s): Date:
Client Signature(s):
For Internal Use Only:
RR Signature: AML Compliance Approval Initials: Date: Principal Approval Signature: Date:
SUBCRIPTION APPLICATION